Exhibit g(5)

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

EACH OF THE FOLLOWING INVESTMENT COMPANIES AND CITIBANK, N.A.

DATED AS OF MARCH 27, 2002

The following is a list of the Funds and their respective Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of July 1, 2001

FUND PORTFOLIO EFFECTIVE AS OF

Colchester Street Trust Tax-Exempt Portfolio 7/1/01

Fidelity Advisor Series II Fidelity Advisor Municipal Income Fund 7/1/01

Fidelity California Municipal Trust Spartan California Municipal Income Fund 7/1/01

Fidelity California Municipal Trust II Fidelity California Municipal Money Market Fund 7/1/01

Spartan California Municipal Money Market Fund 7/1/01

Fidelity Court Street Trust Spartan Connecticut Municipal Income Fund 7/1/01

Spartan Florida Municipal Income Fund 7/1/01

Spartan New Jersey Municipal Income Fund 7/1/01

Fidelity Court Street Trust II Fidelity Connecticut Municipal Money Market Fund 7/1/01

Fidelity New Jersey Municipal Money Market Fund 7/1/01

Spartan Florida Municipal Money Market Fund 7/1/01

Spartan New Jersey Municipal Money Market Fund 7/1/01

Fidelity Financial Trust Fidelity Convertible Securities Fund 7/1/01

Fidelity Devonshire Street Trust Spartan Tax-Free Bond Fund 7/1/01

Fidelity Structured Large Cap Growth Fund 10/22/01

Fidelity Structured Large Cap Value Fund 10/22/01

Fidelity Structured Mid Cap Growth Fund 10/22/01

Fidelity Structured Mid Cap Value Fund 10/22/01

Fidelity Hastings Street Trust Fidelity Fifty Fund 7/1/01

Fidelity Massachusetts Fidelity Massachusetts Municipal Money Market Fund 7/1/01

Municipal Trust Spartan Massachusetts Municipal Money Market Fund 7/1/01

Spartan Massachusetts Municipal Income Fund 7/1/01

Fidelity Municipal Trust Spartan Michigan Municipal Income Fund 7/1/01

Spartan Minnesota Municipal Income Fund 7/1/01

Spartan Municipal Income Fund 7/1/01

Spartan Ohio Municipal Income Fund 7/1/01

Spartan Pennsylvania Municipal Income Fund 7/1/01

Spartan Short Intermediate Municipal Income Fund 7/1/01

Fidelity Municipal Trust II Fidelity Michigan Municipal Money Market Fund 7/1/01

Fidelity Ohio Municipal Money Market Fund 7/1/01

Spartan Pennsylvania Municipal Money Market Fund 7/1/01

Fidelity New York Municipal Trust Spartan New York Municipal Income Fund 7/1/01

Fidelity New York Municipal Trust II Fidelity New York Municipal Money Market Fund 7/1/01

Spartan New York Municipal Money Market Fund 7/1/01

Fidelity Revere Street Trust Fidelity Municipal Central Cash Fund 7/1/01

Fidelity School Street Trust Spartan Intermediate Municipal Income Fund 7/1/01

Fidelity Securities Fund Fidelity Blue Chip Growth Fund 7/1/01

Fidelity Dividend Growth Fund 7/1/01

Fidelity Union Street Trust Spartan Arizona Municipal Income Fund 7/1/01

Spartan Maryland Municipal Income Fund 7/1/01

Fidelity Union Street Trust II Fidelity Municipal Money Market Fund 7/1/01

Spartan Arizona Municipal Money Market Fund 7/1/01

Spartan Municipal Money Fund 7/1/01

Newbury Street Trust Tax-Exempt Fund - Daily Money Class 7/1/01

Tax-Exempt Fund - Capital Reserves Class 7/1/01

Tax-Exempt Fund - Tax Free Money Market Fund 7/1/01

*Note: Fidelity Court Street Trust II: Spartan Connecticut Municipal Money market Fund merged into Fidelity Court Street Trust II: Fidelity Connecticut Municipal Money Market Fund effective March 25, 2002.

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

Each of the Investment Companies CITIBANK, N.A.

Listed on this Appendix "A", on behalf

of each of their respective Portfolios

By: /s/John Costello By: /s/June Walz

Name: John Costello Name: June Walz

Title: Assistant Treasurer Title: Vice President